UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 8, 2016

Heritage-Crystal Clean, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33987	26-0351454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
(Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On December 6, 2016 Heritage-Crystal Clean, Inc. (the “Company”) announced the retirement of its Founder, President and CEO, Joe Chalhoub. The Company entered into a Retirement and Release Agreement (the “Retirement Agreement”) with Mr. Chalhoub, setting forth the terms of Mr. Chalhoub’s retirement from his position as President and Chief Executive Officer of the Company, which will be effective January 31, 2017. Under the terms of the Retirement Agreement, Mr. Chalhoub is entitled to a cash bonus for calendar year 2016 on the same terms as other executives and a stock award for calendar year 2016 under the Long-Term Incentive Plan (“LTIP”) as though Mr. Chalhoub were still employed. In addition, upon his retirement, the Company will provide Mr. Chalhoub with the following benefits:

•	The Company will pay severance equal to two years of base salary and an amount equal to the cash bonus paid for fiscal 2016.

•	All amounts due to Mr. Chalhoub mentioned above shall be paid in a lump sum no later than 30 days after the date on which the Company receives its independent auditors report with respect to its fiscal 2016 audited financial statements, but no later than 90 days after the retirement date.

•	The Company has entered into a consulting agreement with Mr. Chalhoub. Under this agreement the Company will pay Mr. Chalhoub $150,000 in in its first year and $100,000 in its second year.

•	Mr. Chalhoub’s previously granted stock options and grants will fully vest and any outstanding options may be exercised. LTIP grants will continue to vest as provided in the Stock Award, without regard to whether Mr. Chalhoub remains employed by the Company.

In addition, Mr. Chalhoub confirmed his agreement to comply with the Non-Competition and Non-Disclosure Agreement executed on August 24, 1999.

The foregoing description of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b) On December 2, 2016, the Board appointed Brian Recatto as President and Chief Executive Officer of the Company, effective February 1, 2017.

Mr. Recatto has served, since 2014, as President U.S. Operations for Gibson Energy Inc., one of the largest independent midstream energy companies in Canada and a major U.S. crude oil logistics operator. Mr. Recatto joined Gibsons through its acquisition of OMNI Energy Services, where he had served in various executive positions since 2007, including Vice President and Chief Operating Officer, and President and Chief Executive Officer. Mr. Recatto was President from 2004 to 2007 of Charles Holston, Inc., a waste management and environmental cleaning company, which OMNI acquired. He served in various operating and executive positions from 1997 to 2004 with Philip Services Corporation, an environmental and industrial services company, including roles as General Manager of Gulf Coast Waste Operations, Senior Vice President By-Products Services Group and President Industrial Services. Mr. Recatto joined Philip Services Corporation through its acquisition of Meklo, Inc., an industrial waste management company, where he had served as President for six years. Mr. Recatto holds a bachelor’s degree in Finance from Louisiana State University.

On December 2, 2016, the Company and Mr. Recatto entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which, effective February 1, 2017, Mr. Recatto will receive an annual base salary of $350,000 and an annual opportunity to earn shares of the Company’s common stock based on the achievement of certain performance criteria established by the Compensation Committee of the Company’s Board of Directors. The annual target bonus amount for such performance shares shall be equal to 100% of Mr. Recatto’s base salary, with additional performance criteria that would permit Mr. Recatto to increase the bonus opportunity to 150% of his annual base salary. Subject to the achievement of performance criteria established by the Compensation Committee, Mr. Recatto will receive a one-time award up to a maximum of 500,000 shares of restricted stock vesting from his employment commencement date through January 2021. The Company shall provide Mr. Recatto with a one-time cash signing bonus of $150,000.

In the event that Mr. Recatto’s employment terminates due to a Change in Control (as defined in the Employment Agreement) then:

•	If Mr. Recatto remains in his position as Chief Executive Officer and the Company remains a public company, Mr. Recatto’s equity awards will continue to vest pursuant to their terms; and
•	If Mr. Recatto is terminated in connection with the Change in Control or the Company no longer is a public company, then a portion of Mr. Recatto’s restricted stock shall vest in an amount determined by applying a vesting percentage from the chart below, which shall be determined by taking the difference between the closing price of the Company’s common stock as of the award date and the Change in Control date, and rounding such number up to the nearest marginal dollar increase level set forth in the chart below. If there is a decrease in the share price, then no additional shares shall vest. Any non-vested shares shall be forfeited.

Column A	Column B
Increase in Stock Price From Award Date to Vesting Date (using weighted average closing price of a share of the Company's common stock for the 90-day period ending on each such date)	Percentage of Mr. Recatto's shares of Restricted Stock that Will Become Vested

Less than $5 per share increase	0%
$5 per share increase	25% (vest in 125,000 shares)
$10 per share increase	50% (vest in 250,000 shares)
$15 per share increase	75% (vest in 375,000 shares)
$20 or more per share increase	100% (vest in 500,000 shares)

In the event of his death, Disability (as defined in the Employment Agreement), termination without cause or termination for good reason, then:

•

Mr. Recatto shall remain eligible to vest his restricted stock as follows: the share price of the Company’s common stock shall be determined as of the date of the termination of employment and if such share price is higher than the price on the award date, the vesting percentage from the chart above corresponding to the share price increase shall be determined and that percentage shall be prorated to reflect the portion of the time Mr. Recatto was employed and he will become vested on the vesting date in the resulting percentage of shares of restricted stock.

In addition, upon a termination without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), Mr. Recatto shall be entitled to severance compensation equal to one and a half times his base salary then in effect, payable on the Company’s regular payroll terms.

The Employment Agreement also provides that Mr. Recatto may not disclose or use any confidential information of the Company during or after the Term of the Employment Agreement.

During his employment with the Company and for a period of eighteen months following his termination of employment for any reason, Mr. Recatto is also precluded from engaging or assisting in any business which is in competition with the Company and from soliciting any Company employee, consultant, vendor or supplier.

The foregoing description of the terms of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference in its entirety into this Item 5.02

Item 9.01. Financial Statements and Exhibits.

EX-10.1   Retirement Agreement

EX-10.2   Employment Agreement

EX-99.1   Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage-Crystal Clean, Inc.

Date: December 8, 2016	By:	/s/ Mark DeVita
Mark DeVita
Chief Financial Officer